EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Avenue Group, Inc. (the “Company”) on Form 10-Q/A for the quarter ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Levi Mochkin, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

          (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

June 6, 2008	By:	/s/ Levi Mochkin
Levi Mochkin
Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)